UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2015

Superior Uniform Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida		33772

Registrant’s telephone number including area code: (727) 397-9611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers.

On May 1, 2015, the board of directors (the “Board”) of Superior Uniform Group, Inc. (the “Company”) promoted Andrew D. Demott, Jr. to serve as Chief Operating Officer effective immediately. Mr. Demott, age 51, also will continue to serve as the Company’s Chief Financial Officer and Treasurer. Mr. Demott previously served as the Company’s Executive Vice President, Chief Financial Officer, and Treasurer since May 5, 2010. He formerly served as Senior Vice President, Chief Financial Officer, and Treasurer of the Company since February 8, 2002. Prior to that, he served as Vice President, Chief Financial Officer, and Treasurer of the Company beginning June 15, 1998. Mr. Demott served as the Company’s Secretary from July 31, 1998 through June 14, 2002. Prior to joining the Company, Mr. Demott served as an Audit Senior Manager with Deloitte & Touche, LLP since September 1995. Prior to that date, Mr. Demott was an Audit Manager with Deloitte & Touche LLP since September 1992.

Item 8.01     Other Events.

In connection with the above disclosures under Item 5.02(c), the Company issued on May 5, 2015 a press release announcing the appointment disclosed above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release for Superior Uniform Group, Inc., dated May 5, 2015, titled “Superior Uniform Group Announces Promotion of Andrew D. Demott, Jr. to Chief Operating Officer”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR UNIFORM GROUP, INC.

Date: May 5, 2015	By: /s/ Andrew D. Demott, Jr.
Andrew D. Demott, Jr. Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release for Superior Uniform Group, Inc., dated May 5, 2015, titled “Superior Uniform Group Announces Promotion of Andrew D. Demott, Jr. to Chief Operating Officer”